UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2023

VOXX INTERNATIONAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-28839	13-1964841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2351 J. Lawson Boulevard
Orlando, Florida		32824
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 645-7750

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $.01 par value	VOXX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2023, VOXX International Corporation (“the Company”) entered into amendments to its employment agreements with each of Mr. Lavelle, CEO; Mr. Charles M. Stoehr, CFO; and Ms. Loriann Shelton, Senior V.P. and COO. The following description of each of the amendments to the employment agreements does not purport to be a complete statement of the parties’ rights and obligations under the respective amendments and is qualified in its entirety by reference to the amendments which will be filed as exhibits to the Company’s Form 10-Q for the quarter ended November 30, 2023.

(i) Mr. Lavelle has entered into an amendment dated September 28, 2023 to his employment agreement dated July 8, 2019 as previously amended (the “Lavelle Amendment”) which provides in pertinent part that as of March 1, 2024, the term of the agreement will be extended for one year through February 28, 2025. Effective March 1, 2024, Mr. Lavelle’s annual compensation will be payable $750,000.00 in cash and $250,000 in a cash equivalent share grant to be awarded in one quarter increments calculated on the Fair Market Value (the average between the high and low on each of June 30th, September 30th, and December 31st, of 2024 and March 31, 2025). He will also be eligible to participate in the Company’s SERP.

(ii) Mr. Stoehr has entered into an amendment dated September 28, 2023 to his employment agreement dated July 8, 2019 as previously amended (the “Stoehr Amendment”) which provides in pertinent part that as of March 1, 2024, Mr. Stoehr will transition to the role of Senior Vice President and Treasurer, on an at will basis, and his annual compensation will be $175,000.00 plus a bonus equal to a maximum of 20% of his annual compensation as determined in the discretion of the CEO based on financial and performance metrics. Effective March 1, 2024, Mr. Stoehr will be resigning from the Board and will not be standing for re-election at the Company’s Fiscal 2024 Annual Meeting of Shareholders.

(iii) Ms. Shelton has entered into an amendment dated September 28, 2023 to her employment agreement dated July 8, 2019 as previously amended (the “Shelton Amendment”) which provides in pertinent part that as of March 1, 2024, Ms. Shelton will assume the role of CFO/COO for a one year term through February 28, 2025 at an annual salary of $450,000.00 plus a bonus based on an EBITDA formula. Ms. Shelton will also receive $100,000 in a cash equivalent share grant to be awarded in one quarter increments calculated on the Fair Market Value (the average between the high and low on each of June 30th, September 30th, and December 31st, of 2024 and March 31, 2025).

A copy of each of the Amendments will be attached as an Exhibit to the Company’s Form 10-Q for the fiscal quarter ending November 30, 2023.

Item 8.01 Other Events.

On October 2, 2023, VOXX International Corporation (the “Company”) issued a press release announcing the amendments to the employment agreements and changes to its executive management that will be effective March 1, 2024. A copy of the release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 2, 2023 announcing the amendments to the employment agreements and changes to its executive management that will be effective March 1, 2024 (filed herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOXX INTERNATIONAL CORPORATION (Registrant)

Date:	October 4, 2023	By:	/s/ Charles M. Stoehr
Charles M. Stoehr Senior Vice President Chief Financial Officer